Exhibit 10.2

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (the “Agreement”) was entered into on August 23, 2019 in Beijing, China by and among:

Party A: Beijing Quhuo Information Technology Co., Ltd., a limited liability company legally incorporated and validly existing under the Laws of China, with registered address at [REDACTED];

Party B: Lili Sun, a [REDACTED] citizen, with ID number of [REDACTED];

Party C: Beijing Quhuo Technology Co., Ltd., a limited liability company legally incorporated and validly existing under the Laws of China, with registered address at [REDACTED].

In this Agreement, Party A is hereinafter referred to as the “Pledgee,” Party B as the “Pledgor,” and Party A, Party B and Party C are hereinafter individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS:

1.

The Pledgor, Zhen Ba, Shuyi Yang, Tongtong Li and Ningbo Maiken Investment Management LLP (the “Ningbo Maiken”) are shareholders of Party C as of the date hereof, and hold 100% equity interest in Party C in total, with the amount of contribution in the registered capital and the shareholding ratio in Party C as follows:

Name of Shareholder	Registered Capital (RMB)	Ratio of Contributions
Lili Sun	629,662.95	25.7264%
Zhen Ba	236,302.87	9.6547%
Shuyi Yang	611,354.35	24.9784%
Tongtong Li	19,956.36	0.8154%
Ningbo Maiken	950,255.32	38.8250%

Total	2,447,531.85	100.0000%

2.

Party C is a limited liability company incorporated and validly existing under the Laws of China, and the Pledgee is a limited liability company incorporated and validly existing under the laws of Laws of China;

3.

The Pledgee and Party C signed the Exclusive Business Cooperation Agreement (the “Business Cooperation Agreement”) on August 23, 2019, whereby the Pledgee provides Party C with relevant exclusive technical, management consulting and other services;

4.

The Parties signed the Exclusive Call Option Agreement (the “Exclusive Call Option Agreement”) on August 23, 2019, whereby if the Pledgee independently decides to make a purchase request, the Pledgor shall, upon its request, transfer all or part of the equity it holds in Party C to the Pledgee and/or any other entity or individual designated by the Pledgee, subject to the Laws of China and applicable conditions;

5.

The Parties signed the Power of Attorney (the “Power of Attorney”) on August 23, 2019, whereby the Pledgor has irrevocably entrusted a person designated by the Pledgee at that time to exercise on behalf of the Pledgor the voting right corresponding to all the equity held by the Pledgor in Party C;

6.

As security of the Pledgor for performance of the Contractual Obligations (as defined below) and settlement of the Secured Debt (as defined below), Party A, Party B and Party C plan to sign this Agreement regarding Party B’s provision of equity pledge for Party A, whereby the Pledgor will pledge all the equity held by the Pledgor in Party C to the Pledgee to secure the pledge of such obligation and liability, and Party C agrees to the pledge of such Equity.

THEREFORE, the Parties reached the following agreement after friendly negotiation:

1.	Definitions

Unless otherwise agreed herein, the following terms shall have the following meanings:

1.1

“Pledge” shall mean the Security Interest granted by the Pledgor to the Pledgee pursuant to Article 2 hereof, i.e., the right enjoyed by the Pledgee to have priority in compensation from the discount, conversion, auction or sale price of the pledged Equity pledged to the Pledgee by the Pledgor.

1.2

“Equity” shall mean all the Equity of Party C that the Pledgor legally holds and has the right to dispose of when this Agreement comes into force and that will be pledged to the Pledgee in accordance with this Agreement as security of the Pledgor and Party C to perform the Contractual Obligations and the Secured Debt (including all equity interest held by the Pledgor now that constitutes and is related to all registered capital of Party C) and Additional Equity added pursuant to Article 6.7 hereof.

1.3	“Pledge Period” shall mean the term set forth in Article 3 hereof.

1.4	“Default Event” shall mean any of the circumstances set forth in Article 7 hereof.

1.5	“Default Notice” shall mean the notice issued by the Pledgee to declare the Default Event hereunder.

1.6

“Contractual Obligations” shall mean all Contractual Obligations of the Pledgor under the Exclusive Call Option Agreement and the Power of Attorney, all Contractual Obligations of Party C under the Business Cooperation Agreement, the Exclusive Call Option Agreement and the Power of Attorney, and all Contractual Obligations of the Pledgor and Party C under this Agreement.

1.7	“Transaction Agreements” shall mean the Business Cooperation Agreement, the Exclusive Call Option Agreement and the Power of Attorney, or one or more of the agreements.

1.8

“Secured Debt” shall mean (i) all payments owed by Party C to the Pledgee, including but not limited to the consulting and service fees (whether through payment on an agreed due date, prepayment or otherwise) and interest, liquidated damages (if any), damages and attorney’s fees, arbitration fees, Equity evaluation, auction and other costs to realize the Pledge payable to the Pledgee in accordance with the Business Cooperation Agreement; (ii) all direct, indirect, derivative losses and loss of predictable interests suffered by the Pledgee as a result of any Default Event of the Pledgor or Party C, with the amount of such loss based on, but not limited to, reasonable business plan and profit forecast of the Pledgee, and all expenses incurred by the Pledgee in forcing the Pledgor and/or Party C to perform their Contractual Obligations.

1.9

“Laws of China” shall include any law, regulation, rule, notice, interpretation or other binding documents issued by the central or local legislative, administrative or judicial branch before or after the execution of this Agreement.

1.10

“Security Interest” shall include security, mortgage, third party rights or interests, any share option, right of acquisition, right of first refusal, right of set-off, retention of title or other security arrangements, etc.

2.	Pledge

2.1

The Pledgor agrees to unconditionally and irrevocably Pledge the 25.7264% Equity held by it in Party C, namely its contribution of RMB 629,662.95 in the registered capital in Party C, to the Pledgee in the first priority irrevocably in accordance with the terms and conditions hereof, so as to secure full performance of its Contractual Obligations. Party C agrees that the Pledgor pledges the Equity to the Pledgee in accordance with this Agreement.

2.2

The Parties understand and agree that the scope of security for the pledged Equity includes all the Secured Debts that Party A shall obtain under the Contractual Obligations. If the competent industrial and commercial authority requires to specify the amount of Secured Debt in the process of Equity pledge registration, the Parties agree to register the principal amount of Secured Debt as RMB629,662.95 and all and any liability for breach of contract and compensation for loss under the Contractual Obligations only for the purpose of such Equity pledge registration. The Parties further confirm that, for the purpose of Equity pledge registration, the aforesaid amount shall not detract from or limit all rights and interests of Party A under its Contractual Obligations.

2.3

During the Pledge Period (as defined in Article 3.1), the Pledgee shall have the right to place in deposit any bonus, dividend or other distributable interest arising out of the Equity and to receive priority in compensation therefor. The Pledgor shall, upon receipt of the Pledgee’s written request, deposit (or urge Party C to deposit) such fruits into the account designated by the Pledgee in writing for supervision by the Pledgee; such fruits deposited into the account designated by the Pledgee in writing shall not be withdrawn by the Pledgor without the written consent of the Pledgee.

2.4

During the term hereof, unless due to the Pledgee’s intention or gross negligence, the Pledgee shall not be liable for any decrease in the value of the Equity, nor shall the Pledgor have the right to pursue or make any demand against the Pledgee in any form.

2.5

Subject to the provisions of Article 2.4 hereof, if any significant decrease in the value of the Equity is possible, which is sufficient to endanger the rights of the Pledgee, the Pledgor agrees that the Pledgee may auction or sell the Equity at any time on behalf of the Pledgor, and agree with the Pledgor to use the proceeds from the auction or sale to pay off the Secured Debts in advance or to place in deposit with the notary office where the Pledgee is located (any expenses incurred therefrom shall be paid with the proceeds from the auction or sale). In addition, the Pledgor shall provide other properties satisfactory to the Pledgee as security. The Pledgor must promptly notify the Pledgee of any event that may result in any significant decrease in the value of the Equity, which is sufficient to endanger the rights of the Pledgee, and take necessary actions to resolve or mitigate the adverse effects of such event as reasonably required by the Pledgee. Otherwise, the Pledgor shall bear corresponding compensation liability to the Pledgee for the direct or indirect losses caused thereby.

2.6

The Equity pledge created hereunder is a continuing guarantee and shall remain valid until the Contractual Obligations are fully performed and the Secured Debt is fully settled. The Pledgee’s immunity and grace from any breach of contract by the Pledgor or the Pledgee’s delayed exercise of any rights under the Transaction Agreements and this Agreement shall not affect the Pledgee’s right to require the Pledgor or Party C to strictly perform the Transaction Agreements and this Agreement at any time thereafter hereunder, relevant Laws of China and the Transaction Agreements or the Pledgee’s right as a result of subsequent breach of the Transaction Agreements and/or this Agreement by the Pledgor or Party C.

3.	Pledge Period

3.1

The Pledge shall take effect from the date on which the Equity pledge hereunder is registered in the industrial and commercial administrative department (the “Registration Authority”) where Party C is located and be valid (the “Pledge Period”) from such effective date to: (1) the date on which the last Secured Debt and Contractual Obligations secured by such Pledge are fully settled and performed, or (2) the date on which the Pledgee and/or its designee decide/decides to purchase all the Equity of Party C held by the Pledgor in accordance with Exclusive Call Option Agreement under the Laws of China, and the Equity of Party C has been legally transferred to the Pledgee and/or its designee who have/has legally engaged in the business of Party C, or (3) the date on which the Pledgee unilaterally requests the termination of this Agreement (the Pledgee’s right to terminate this Agreement is the right without any restrictive conditions, and the right is only enjoyed by the Pledgee. The Pledgor or Party C shall not have the right to unilaterally terminate this Agreement, or (4) the date on which the Pledgee has fully realized the Pledge in accordance with this Agreement, or (5) the date on which relevant applicable laws and regulations of China require termination.

3.2

During the Pledge Period, if Party B and/or Party C fail/fails to perform the Contractual Obligations or pay the Secured Debt (including paying the exclusive consultation or service fee in accordance with the Business Cooperation Agreement or failing to perform other aspects of any Transaction Agreement), the Pledgee shall have the right but no obligation to realize the Pledge as agreed herein.

4.	Pledge Registration and Safekeeping of Records of Equity subject to Pledge

4.1

The Pledgor and Party C agree and undertake that upon execution of this Agreement, Party C shall immediately and the Pledgor shall urge Party C to immediately record the Equity pledge arrangement hereunder on the register of shareholders of Party C on the date of execution of this Agreement, and apply to the Registration Authority for the creation (or change) of Equity pledge in accordance with the Measures for Registration of Equity Pledge at the Administrative Authority for Industry and Commerce no later than the date of execution of this Agreement and within a reasonable time determined by the Parties. The Pledgor and Party C further agree and undertake to complete all Equity pledge registration procedures and obtain the registration notice issued by the Registration Authority as soon as possible after the Registration Authority formally accepts the Equity pledge registration application, and that the Registration Authority shall record the Equity pledge completely and accurately in the Equity pledge registration book.

4.2

During the Pledge Period agreed herein, the Pledgor shall, within one week after the completion of the Pledge registration in accordance with Article 4.1 above, deliver the original copies of the Equity contribution certificate and the register of shareholders recording the Pledge (and other documents reasonably required by the Pledgee, including but not limited to the Pledge registration notice issued by the industrial and commercial administrative department) to the Pledgee for safekeeping. The Pledgee shall keep such documents during the Pledge Period agreed herein.

5.	Representations and Warranties of the Pledgor and Party C

The Pledgor represents and warrants to the Pledgee that:

5.1

The Pledgor has a complete and independent legal status and capacity under the Laws of China, has obtained the appropriate authorization to sign, deliver and perform this Agreement, and can be an independent subject of litigation of one party.

5.2

The Pledgor is the sole legal owner and beneficial owner of the Equity, has the full right and power to Pledge the Equity to the Pledgee in accordance with this Agreement, and also has the right to dispose of the Equity and any part thereof. Except for the separate agreement signed by the Pledgor and the Pledgee, the Pledgor enjoys the legal and complete ownership of the Equity.

5.3	The Pledgee shall have the right to dispose of and transfer the Equity as specified herein.

5.4

Except for the Pledge, the Pledgor does not have any Security Interest or other encumbrances on the Equity, the ownership of the Equity is not subject to any dispute, there is no taxes or fees payable but unpaid in connection with the Equity, and the Equity is not subject to seizure or other legal proceedings or similar threats and may be pledged or transferred in accordance with applicable laws..

5.5

The Pledgor’s execution of this Agreement and exercise of its rights or performance of its obligations hereunder shall not violate or contravene any law, regulation, judgment of any court, decision of any arbitration authority, decision of any administrative authority, any agreement or contract to which the Pledgor is a party or binding on its assets, or any promise made by the Pledgor to any third party.

5.6

All documents, materials, statements and vouchers provided by the Pledgor to the Pledgee are accurate, true, complete and valid, whether provided before the entry into force of this Agreement or provided after the entry into force of this Agreement and during the Pledge Period.

5.7	After this Agreement is duly signed by the Pledgor and becomes effective in accordance with the provisions hereof, it shall constitute a legal, effective and binding obligation to the Pledgor.

5.8

The Pledgor has the full right and authority within the Pledgor to sign and deliver this Agreement and all other documents relating to the transaction described herein and to be signed, and full right and authority to complete the transaction described herein.

5.9

Except for the Equity pledge registration to be applied to the Registration Authority, any third party’s consent, permission, waiver, authorization or any government agency’s approval, permission, exemption or registration or filing to be applied to any government agency (if required by law) required for the execution and performance hereof and for the effectiveness of the Equity pledge hereunder have been obtained or handled, and will remain fully and continuously valid during the term hereof.

5.10	The Pledge hereunder shall constitute the Security Interest in the Equity in the first order.

5.11	All taxes and fees payable in connection with the acquisition of Equity have been paid in full by the Pledgor.

5.12

There are no pending or threatened lawsuit, arbitration or other legal proceedings or claims as known to the Pledgor in any court or arbitral tribunal against the Pledgor or its property or Equity, nor are there any pending or threatened administrative proceeding, administrative penalty or other legal proceedings or claims as known to the Pledgor in any government agency or administrative authority against the Pledgor or its property or Equity, which will have a material or adverse impact on the Pledgor’s financial situation or ability to perform its obligations and secure liability hereunder.

5.13	Unless otherwise agreed herein, at any time once the Pledgee exercises its rights pursuant to this Agreement, there shall be no interference from any other party.

5.14	The Pledgor hereby agrees to be jointly and severally liable to the Pledgee for the representations and warranties made by Party C hereunder.

5.15

The Pledgor hereby warrants to the Pledgee that the above representations and warranties will be true, correct, accurate and complete and will be fully complied with at any time and under any circumstances before the Contractual Obligations are fully performed or the Secured Debt is fully settled.

Party C represents and warrants to the Pledgee that:

5.16

Party C is a limited liability company incorporated and validly existing under the Laws of China, has the status of an independent legal person, can be an independent subject of litigation of one party, has formally registered with the competent industrial and commercial administrative department, has passed annual inspection over the years or submitted annual report in accordance with law, has full and independent legal status and capacity, and has been duly authorized to sign, deliver and perform this Agreement.

5.17	After this Agreement is duly signed by Party C and becomes effective in accordance with the provisions hereof, it shall constitute a legal, effective and binding obligation to Party C.

5.18

Party C has the full right and authority within Party C to sign and deliver this Agreement and all other documents relating to the transaction described herein and to be signed, and full right and authority to complete the transaction described herein.

5.19

There is no material Security Interest or other encumbrances on the assets owned by Party C that may affect the Pledgee’s rights and interests in the Equity (including but not limited to the transfer of any intellectual property rights of Party C or any assets with the value of RMB500,000 or above, or any burden of property rights or right to use attached to such assets).

5.20

There are no pending or threatened lawsuit, arbitration or other legal proceedings as known to Party C in any court or arbitral tribunal against the Equity, Party C or its asset, nor are there any pending or threatened administrative proceeding, administrative penalty or other legal proceedings as known to Party C in any government agency or administrative authority against the Equity, Party C or its asset, which will have a material or adverse impact on Party C’s financial situation or the Pledgor/ Party C’s ability to perform its obligations and secure liability hereunder.

5.21	Party C hereby agrees to be jointly and severally liable to the Pledgee for the representations and warranties made by the Pledgor hereunder.

5.22

Party C’s execution of this Agreement and exercise of its rights or performance of its obligations hereunder shall not violate or contravene an law, regulation, judgment of any court, decision of any arbitration authority, decision of any administrative authority, any agreement or contract to which Party C is a party or binding on its assets, or any promise made by Party C to any third party.

5.23

All documents, materials, statements and vouchers provided by Party C to the Pledgee are accurate, true, complete and valid, whether provided before the entry into force of this Agreement or provided after the entry into force of this Agreement and during the Pledge Period.

5.24

Except for the Equity pledge registration to be applied to the Registration Authority, any third party’s consent, permission, waiver, authorization or any government agency’s approval, permission, exemption or registration or filing to be applied to any government agency (if required by law) required for the execution and performance of this Agreement and for the effectiveness of the Equity pledge hereunder have been obtained or handled and will remain fully and continuously valid during the term hereof.

5.25	The Pledge hereunder shall constitute the Security Interest in the Equity in the first order.

5.26

Party C hereby warrants to the Pledgee that the above representations and warranties will be true, correct, accurate and complete and will be fully complied with at any time and under any circumstances before the Contractual Obligations are fully performed or the Secured Debt is fully settled.

6.	Undertakings and Further Consent of the Pledgor and Party C

The Pledgor undertakes and further agrees that:

6.1	During the term hereof, the Pledgor hereby undertakes to the Pledgee that:

(1)

except for performance of the Exclusive Call Option Agreement and with written consent or that a disclosure has been made to the Pledgee, without prior written consent of the Pledgee, the Pledgor shall not or agree others to transfer all or any part of the Equity, have or allow existence of any Security Interest or other encumbrances that may affect the Pledgee’s rights and interests in the Equity;

(2)

the Pledgor shall comply with and enforce all laws and regulations applicable to Pledge of rights, present to the Pledgee within five (5) days after receiving any notice, order or suggestion issued or made by relevant competent authority in respect of Pledge (or any other relevant aspect), and comply with such notice, order or suggestion or raise objections and statements on the matters above as reasonably required by the Pledgee or with the consent of the Pledgee;

(3)

the Pledgor shall immediately notify the Pledgee in writing of any event that may affect the Pledgee’s right to the Equity or any part thereof or any notice received by the Pledgor and any event that may affect any warranties and other obligations of the Pledgor arising out of this Agreement or any notice received by the Pledgor, and take all necessary measures as reasonably required by the Pledgee to ensure the Pledgee’s interest in Equity pledge.

6.2

The Pledgor agrees that the Pledgee’s right to the Pledge hereunder shall not be interrupted or obstructed by the Pledgor or any successor or representative of the Pledgor or any other person through legal procedures.

6.3

In order to protect or improve the Security Interest granted hereunder for payment of the Secured Debt and performance of the Contractual Obligations, and ensure the Pledgee’s interest in Equity pledge and the exercise and realization of such rights, the Pledgor hereby undertakes to apply to relevant Registration Authority for registration of the Equity pledge hereunder as soon as possible after the execution of this Agreement, and sincerely sign and cause other parties who have interests in the Pledge to sign all documents (including but not limited to supplementary agreements to this Agreement), certificates, agreements, deeds and/or undertakings required by the Pledgee. The Pledgor also undertakes to act and to cause other parties who have interests in the Pledge to act as required by the Pledgee, promote the Pledgee to exercise its rights and authorizes granted hereunder, and sign all relevant documents related to the ownership of the Equity with the Pledgee or its designee. The Pledgor undertakes to provide the Pledgee with all notices, orders and decisions related to the Equity as required by the Pledgee within a reasonable period.

6.4

The Pledgor hereby undertakes to the Pledgee to comply with and fulfill all warranties, undertakings, agreements, representations and conditions hereunder. If the Pledgor fails or partially fulfills its warranties, undertakings, agreements, representations and conditions, the Pledgor shall indemnify the Pledgee for all losses resulting therefrom.

6.5

If, for any reason, the pledged Equity hereunder is subject to any compulsory measures taken by the court or other government departments, the Pledgor shall use all its efforts, including but not limited to providing other guarantees to the court or taking other measures, to remove such compulsory measures taken by the court or other departments regarding the Equity.

6.6

If the Equity involves any property preservation or enforcement, or any decrease or loss in the value of the Equity is possible, which is sufficient to endanger the rights of the Pledgee, the Pledgor shall immediately notify the Pledgee in writing of such situation, and cooperate with the Pledgee in taking effective measures to guarantee the rights and interest of the Pledgee, including but not limited to providing additional property as mortgage or security. If the Pledgor refuses to provide as required by the Pledgee, the Pledgee may auction or sell the Equity at any time, and use the proceeds from the auction or sale to pay off the Secured Debt in advance or to place in deposit; any expenses incurred therefrom shall be borne by the Pledgor.

6.7

Without prior written consent of the Pledgee, the Pledgor and/or Party C shall not (or assist others to) increase, decrease or transfer the registered capital of Party C (or its amount of contribution to Party C) or impose any encumbrances on it (including the Equity). Subject to this provision, the Equity of Party C registered and acquired by the Pledgor after the date hereof (the “Additional Equity”) and corresponding capital of such Equity in the registered capital of Party C shall also be the Equity to be pledged by the Pledgor for the Pledgee in accordance with this Agreement. The Pledgor and Party C shall sign a supplementary agreement on Equity pledge with the Pledgee regarding the Additional Equity immediately after the Pledgor acquires the Additional Equity, and submit all documents necessary for the supplementary agreement on Equity pledge to the Pledgee, including but not limited to (a) the original shareholders’ capital contribution certificate issued by Party C in respect of the Additional Equity, and (b) certified copies of the capital verification report or other capital contribution certificates issued by Chinese Certified Public Accountant in respect of the Additional Equity. The Pledgor and Party C shall apply for Pledge (or change) registration of the Additional Equity in accordance with Article 4.1 hereof and deliver relevant documents to the Pledgee for safekeeping in accordance with Article 4.2 hereof.

6.8

Unless otherwise instructed to the contrary by the Pledgee in writing, the Pledgor and/or Party C agree/agrees that if part or all of the Equity is transferred in violation of this Agreement between the Pledgor and any third party (the “Transferee of Equity”), the Pledgor and/or Party C shall ensure that the Transferee of Equity unconditionally acknowledges the Pledge and handle necessary Pledge change registration procedures (including but not limited to signing relevant documents), so as to ensure the existence of the Pledge. Performance of the provisions of this article by the Pledgor and/or Party C shall not be deemed that the Pledgee waives to pursue the Pledgor and/or Party C’s breach of contract. The Pledgee hereby expressly reserves the right to pursue the Pledgor and/or Party C’s breach of contract.

6.9

If the Pledgee provides a loan for Party C, the Pledgor and/or Party C shall agree to grant the Pledge to the Pledgee with the Equity as Pledge to secure such further loan, and handle relevant procedures as soon as possible as required by laws, regulations or local practices (if any), including but not limited to signing relevant documents and applying for relevant Pledge (or change) registration.

6.10

The Pledgor shall not carry out or permit any act or action that may adversely affect the Pledgee’s rights or Equity under the Transaction Agreements and this Agreement. The Pledgor hereby unconditionally and irrevocably waives the right of first refusal when the Pledgee realizes the Pledge.

6.11	In the event of any transfer of the Equity arising from the exercise of the Pledge hereunder, the Pledgor warrants to take all measures to achieve such transfer.

6.12

The Pledgor shall not give up the Equity pledged to the Pledgee pursuant to this Agreement and/or give up the fruits, including but not limited to dividends and bonuses, arising from the holding of such Equity until the Contractual Obligations have been fully performed and the Secured Debt has been fully settled.

6.13

The Pledgor shall not, by any resolution, allow Party C to transfer, sell or otherwise dispose of any of its assets without prior written consent of the Pledgee until the Contractual Obligations have been fully performed and the Secured Debt has been fully settled.

6.14

Unless disclosed to and agreed by Party A, the Pledgor shall not sign any document or make relevant commitment which has a conflict of interest with legal documents such as agreements signed and being performed by Party C or the Pledgee and its designee, and shall not, by act or omission, cause a conflict of interest between the Pledgor and the Pledgee and its shareholders. If such conflict of interest occurs (the Pledgee shall have the right to unilaterally determine whether such conflict of interest occurs), the Pledgor shall, with the consent of the Pledgee or its designee, take measures to eliminate it as soon as possible. If the Pledgor refuses to take measures to eliminate the conflict of interest, the Pledgee shall have the right to exercise the right of Equity purchase under the Exclusive Call Option Agreement.

6.15

If, under applicable law, any amendment, supplement or update of this Agreement shall not take effect until the approval and/or registration of corresponding change of Pledge has been completed, the Pledgor shall, within a reasonable time after the completion of such amendment, supplement or update, complete the registration of such change at relevant Registration Authority.

6.16

The Pledgor shall ensure that the convening procedure, voting method and content of the shareholders’ meeting and board meeting of Party C convened for signing of this Agreement, creation of the Pledge and exercise of the Pledge do not violate laws, administrative regulations or the articles of association of Party C.

Party C undertakes and further agrees that:

6.17

If the execution and performance of this Agreement and the Equity pledge hereunder require any third party’s consent, permission, waiver, authorization or any government agency’s approval, permission, exemption or registration or filing to be applied to any government agency (if required by law), Party C shall use its best efforts to assist in obtaining and maintaining its full validity during the term hereof. If the term of operation of Party C expires within the term hereof, Party C shall complete the registration procedures for extending the term of operation before the term of operation of Party C expires, so as to ensure the continuation of the validity of this Agreement.

6.18

Without prior consent of the Pledgee, Party C shall not assist or permit the Pledgor to create any new Pledge or grant any other Security Interest in the Equity, nor shall it assist or permit the Pledgor to transfer the Equity.

6.19	Party C agrees to strictly abide by the obligations agreed in Articles 6.3, 6.7, 6.8, 6.9, 6.11, 6.12, 6.14, 6.15 and 6.16 of this Agreement with the Pledgor.

6.20

Without prior written consent of the Pledgee, Party C shall not transfer or sell the assets of Party C or create or permit the existence of any Security Interest or other encumbrances on the assets of Party C that may affect the Pledgee’s rights and interests in the Equity (including but not limited to the transfer of any intellectual property rights of Party C or any assets with the value of RMB 500,000 or above, or any burden of property rights or right to use attached to such assets).

6.21

If any legal action, arbitration or other claims may adversely affect the interests of Party C, the Equity or the Pledgee under the Transaction Agreements and this Agreement, Party C warrants that it shall notify the Pledgee in writing as soon as possible and in a timely manner, and take all necessary measures to ensure the Pledgee’s Pledge interest in the Equity as reasonably required by the Pledgee.

6.22	Party C shall not carry out or permit any act or action that may adversely affect the Pledgee’s interests or Equity under the Transaction Agreements and this Agreement.

6.23

Within the first month of each calendar quarter, Party C shall provide the Pledgee with the financial statements of the previous calendar quarter of Party C, including but not limited to the balance sheet, income statement and cash flow statement.

6.24

Party C warrants that it shall take all necessary measures and sign all necessary documents as reasonably required by the Pledgee to ensure the Pledgee’s interest in Equity pledge and the exercise and realization of such interest.

6.25	In the event of any transfer of the Equity arising from the exercise of the Pledge hereunder, Party C warrants to take all measures to achieve such transfer.

6.26

In the event of dissolution or liquidation of Party C as required by the Laws of China, this Agreement shall be terminated, and Party C and Party B shall, to the extent permitted by the Laws of China, transfer all their assets including Equity to Party A for free or at the lowest price permitted by the Laws of China, or all assets including Equity of Party C shall be disposed of by the liquidator at that time to protect the interests of Party A and/or the creditor.

6.27

Each Party warrants to the other party that once permitted by the Laws of China and the Pledgee decides to purchase all the Equity of Party C held by the Pledgor in accordance with the Exclusive Call Option Agreement, the Parties shall immediately terminate this Agreement.

7.	Default Event

7.1	Any of the following events shall be deemed a Default Event:

(1)

The Pledgor breaches or fails to perform any of its Contractual Obligations under the Exclusive Call Option Agreement, the Power of Attorney and/or this Agreement, and Party C breaches or fails to perform any of its Contractual Obligations under the Exclusive Call Option Agreement, the Power of Attorney, the Business Cooperation Agreement and/or this Agreement;

(2)

Any representation or warranty made by the Pledgor in Article 5 hereof contains serious misrepresentation or error, and/or the Pledgor breaches any warranty in Article 5 hereof and/or any undertaking in Article 6 hereof;

(3)	The Pledgor and Party C breach any content or provision of this Agreement;

(4)	Unless expressly agreed in Article 6.1(1), the Pledgor transfers or intends to transfer or abandon the pledged Equity or transfers the pledged Equity without prior written consent of the Pledgee;

(5)

The Pledgor’s own loan, warranty, indemnity, undertaking or other liabilities to any third party (i) are required to be repaid or fulfilled in advance due to the Pledgor’s default, or (ii) are due but cannot be repaid or fulfilled on time;

(6)	The Pledgor is unable to repay general debts or other debts;

(7)

Any approval, license, consent, permission or authorization of any government agency that makes this Agreement enforceable, legal and effective is withdrawn, suspended, invalidated or materially altered;

(8)	The enactment of applicable law makes this Agreement illegal or prevents the Pledgor from continuing to perform its obligations hereunder;

(9)	Adverse changes in the property owned by the Pledgor cause the Pledgee to believe that the ability of the Pledgor to perform its obligations hereunder has been affected;

(10)

Party C or its successors or custodians can only partially perform or refuse to perform the payment obligation under the Business Cooperation Agreement or the Pledgor and/or Party C can only partially settle or refuse to settle the Secured Debt; and

(11)	Any other circumstance in which the Pledgee is unable or may not be able to exercise its right to the Pledge.

7.2

The Pledgor and Party C shall immediately and accordingly notify the Pledgee in writing as soon as they become aware of or discover that any of the circumstances described in Article 7.1 or any of the events that may cause such circumstances has occurred.

7.3

Unless the Default Event set forth in Article 7.1 has been satisfactorily resolved by the Pledgee within thirty (30) days from the date of notice given by the Pledgee, the Pledgee may give Default Notice to the Pledgor at the time or at any time after the occurrence of the Default Event to exercise all of its rights and powers of remedy for breach of contract under the Laws of China, the Transaction Agreements and this Agreement, including but not limited to:

(1)

requiring the Pledgor and/or Party C to immediately make all outstanding payments due under the Business Cooperation Agreement, all arrears due under the Transaction Agreements and all other payments due to the Pledgee, and/or repay the loan; and/or

(2)

disposing of the Pledge and/or disposing of the pledged Equity by other means as agreed in Article 8 hereof (including but not limited to the conversion of all or part of the Equity, or the preferential payment of the proceeds from auction or sale of the Equity) to the extent permitted by law.

The Pledgee shall have the right to choose to exercise any of the above rights in accordance with its independent judgment. In such case, the other parties to this Agreement shall unconditionally agree to cooperate fully. The Pledgee shall not be liable for any loss caused by its reasonable exercise of such rights and powers.

7.4

The Pledgee shall have the right to appoint its lawyer or other agents in writing to exercise any and all of the aforesaid rights and powers, and neither the Pledgor nor Party C shall raise any objection.

7.5

The Pledgee shall have the right to exercise any default remedies it enjoys at the same time or successively. The Pledgee shall not have to make other default remedies before exercising the right to auction or sell the Equity hereunder.

8.	Exercise of Pledge

8.1

The Pledgor shall not transfer the Pledge or the Equity in Party C without the written consent of the Pledgee until the Contractual Obligations have been fully performed and the Secured Debt has been fully repaid.

8.2	When exercising the Pledge, the Pledgee may send a Default Notice to the Pledgor in accordance with Article 7.3.

8.3

Subject to Article 7.3, the Pledgee may exercise the right to enforce the Pledge at the same time or at any time after the Default Notice is given in accordance with Article 7.3. Once the Pledgee chooses to enforce the Pledge, the Pledgor shall no longer have any rights or interests related to the Equity.

8.4

When exercising the Pledge, the Pledgee shall have the right to dispose of the pledged Equity in accordance with law within the permitted scope and in accordance with the applicable law; all the payment received by the Pledgee due to the exercise of the Pledge shall be handled in the following order:

(1)	pay all expenses arising from the disposal of the Equity and the exercise of the Pledgee’s rights and powers (including the fees paid to its lawyer and the remuneration paid to its agent);

(2)	pay the taxes due for the disposal of the Equity;

(3)	repay the Secured Debt to the Pledgee.

If there is any balance after deducting the above amount, the balance shall be paid to the Pledgor or the person entitled to receive such amount (without interest), and the Pledgor shall give such amount to the Pledgee or its designee unconditionally as permitted by the Laws of China. The Pledgee shall not be liable for any loss caused by its reasonable exercise of such rights and powers.

8.5

When the Pledgee disposes of the Pledge in accordance with this Agreement, the Pledgor and Party C shall provide necessary assistance to enable the Pledgee to enforce the Pledge in accordance with this Agreement.

8.6

All the actual expenses, taxes and all legal fees related to the creation of the Equity pledge and the realization of the Pledgee’s rights hereunder shall be borne by Party C, unless they shall be borne by the Pledgee in accordance with law, and the Pledgee shall have the right to deduct such expenses in accordance with the actual amount from the payment obtained from the exercise of its rights and powers.

8.7	The amount of the Secured Debt identified by the Pledgee when exercising its Pledge of the Equity in accordance with this Agreement shall be deemed as final evidence of the Secured Debt hereunder.

9.	Transfer

9.1	Without prior written consent of the Pledgee, the Pledgor shall not transfer or delegate its rights and obligations hereunder.

9.2

The Pledgor and Party C agree that, without contravening the Laws of China at the time, after the Pledgee notifies the Pledgor and Party C, the Pledgee may delegate or transfer to any third party in any manner and on any terms and conditions (including the right to re-delegate) as it deems appropriate, any right it may exercise hereunder, the Transaction Agreements and other security documents.

9.3

This Agreement shall be binding upon the Pledgor and Party C and their respective successors and permitted transferees (if any), and shall be valid for the Pledgee and each of its successors and transferees.

9.4

At any time when the Pledgee transfers any and all of its rights and obligations under the Transaction Agreements to the party (natural person/legal person) designated by it, the transferee shall enjoy and assume the rights and obligations of the Pledgee hereunder as if it were the original party to this Agreement. When the Pledgee transfers the rights and obligations under the Transaction Agreements, at the request of the Pledgee, the Pledgor and/or Party C shall sign relevant agreement or other documents related to such transfer.

9.5

If the Pledgee changes as a result of the transfer of the Transaction Agreements and/or this Agreement, the Pledgor and Party C shall, at the request of the Pledgee, sign a new equity interest pledge agreement with the new pledgee on the pledged Equity on the same terms and conditions as this Agreement and apply for corresponding pledge registration.

9.6

The Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately signed by the Parties hereto or by any of them, including the Transaction Agreements, perform its obligations under this Agreement and other contracts (including the Transaction Agreements), and shall not perform any act/omission that may affect their validity and enforceability. Unless instructed in writing by the Pledgee, the Pledgor shall not exercise any remaining rights in respect of the Equity pledged hereunder.

10.	Termination

10.1

Upon expiration of the Pledge Period, this Agreement shall be terminated, the Pledgee shall cancel or terminate this Agreement as soon as reasonably practicable and remove the Equity pledge hereunder, and the Pledgor and Party C shall record the release of the Equity pledge in the register of shareholders of Party C and apply to relevant Registration Authority for registration of the Equity pledge release. The Pledgor and Party C shall bear the reasonable expenses arising from the Equity pledge release. Articles 12, 13 and 19.5 shall survive termination of this Agreement.

10.2

If Party B, with the knowledge and consent of Party A, no longer holds any Equity or other interests of Party C, and has completed all registration or filing related to the transfer or release of such Equity/interests in accordance with relevant laws and regulations (including but not limited to industrial and commercial registration of changes, registration of Equity pledge release/change, etc.), the rights and obligations of the party hereunder and other contracts (including but not limited to the Exclusive Call Option Agreement and the Business Cooperation Agreement) jointly or separately concluded by Party B, Party C and Party A shall be terminated automatically. Amendments and changes to this Agreement made by the other parties shall not require the consent of that Party.

11.	Handling Fees and Other Charges

All costs and actual expenses in connection with this Agreement, including but not limited to attorney’s fees, cost of production, stamp duty and any other tax and expense, shall be borne by Party C. If applicable law requires the Pledgee to bear certain taxes and expenses, the Pledgor shall urge Party C to pay back in full the taxes and expenses paid by the Pledgee.

12.	Confidentiality

The Parties agree that, this Agreement, its contents and any oral or written information exchanged in connection with this Agreement shall be confidential information. Party B and Party C shall keep all such information and shall not disclose any relevant information to any third party without the written consent of Party A, except for: (a) such information known to the public (but not disclosed by any of the receiving Parties); (b) information required by applicable law or any rules or requirements of the stock exchange; or(c) the information that Party B and Party C needs to disclose to its legal or financial consultants in connection with the transactions hereunder, and such legal or financial consultants shall also be subject to the duty of confidentiality similar to the obligations in this Article. The disclosure of any confidential information by any personnel or institutions employed by Party B and Party C shall be deemed as the disclosure of such confidential information by Party B and Party C, and Party B and Party C shall bear legal liability for the breach. This Article shall survive after the termination hereof for any reason.

13.	Governing Law and Dispute Settlement

13.1	The execution, validity, interpretation, performance, amendment and termination hereof or hereto, and disputes settlement hereunder shall be governed by the Laws of China.

13.2

In case of any dispute arising from the interpretation, amendment, supplement and performance hereof or hereto, the Parties shall first settle the dispute through negotiation in good faith. If the Parties fail to reach an agreement on the settlement of such dispute within thirty (30) days after the request of any Party through negotiation, any Party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the applicable arbitration rules at that time. The arbitration shall be conducted in Beijing and the language of arbitration shall be Chinese. The arbitration award shall be final and binding upon both Parties. The arbitral tribunal may decide the compensation for the Equity interests, assets or property interests of Party C for the losses caused to the Pledgee due to the breach of contract by any other Party hereto, or order the compulsory relief or bankruptcy of Party C in respect of the relevant business or compulsory transfer of assets. After the arbitral award takes effect, any Party shall have the right to apply to the court with jurisdiction for the enforcement of it. When necessary, the arbitration institution is entitled to immediately stop the breach of contract by the Breaching Party before making the final award on the disputes between the Parties, or decide that the Breaching Party not conduct any action that may cause further losses of the Pledgee.

13.3

In the event of any dispute arising from the interpretation or performance hereof, or any dispute being arbitrated, except for the matters in dispute, the Parties hereto shall continue to exercise their respective rights and perform their respective obligations hereunder.

13.4

If, at any time after the date hereof, any laws, regulations and rules of China is enacted or changed, or any of their interpretation or application is changed, the following provisions shall apply: to the extent permitted by the Laws of China, if the changed law or enacted provision is more favorable to any Party than the relevant laws, regulations, decrees or provisions in force on the date hereof (and the other Parties is not adversely affected), all Parties shall promptly apply for and make their best efforts to obtain the benefits arising from such changes or new regulations; if the changed law or enacted provision has adversely affected the rights and interests of any Party, whether directly or indirectly, this Agreement shall continue to be executed in accordance with the original terms. The Parties shall adopt all lawful means to obtain exemptions from compliance with such changes or provisions. If the adverse effect on the economic interests of any party cannot be solved in accordance with the provisions hereof, after any of the Affected Party notifies the other Parties, all Parties shall consult and make all necessary modifications hereto in a timely manner to maintain the economic interests of the Affected Party hereunder.

14.	Force Majeure

14.1

“Force Majeure” refers to any unforeseeable, unavoidable and insurmountable event that renders either Party’s failure to perform any part or all of its obligations hereunder, including but not limited to earthquake, typhoon, flood, war, strike, riot, act of government, change of laws or other applicable changes.

14.2

In case of any Force Majeure event, the obligations of any Party affected by the Force Majeure hereunder shall be automatically suspended during the delay period, and its performance period shall be automatically extended. The extended period shall be the suspension period, during which the Party shall not be punished or liable. In the event of a Force Majeure, both Parties shall immediately consult to seek a just solution and shall make all reasonable efforts to minimize the effect of Force Majeure.

15.	Notice

15.1

All notices and other communications required or permitted hereunder shall be delivered by hand or by prepaid registered mail, commercial express service or fax to the address and fax number of such Party as set forth in Appendix I hereto. Each notice shall be accompanied by a confirmation sent by e-mail. Under the following circumstances the notice is deemed to be validly served:

(1)	If the notice is given by hand delivery, courier service or prepaid registered mail, it shall be deemed to have been served on the date of receipt or rejection at the designated addressee.

(2)	If the notice is given by fax, it shall be deemed to have been served on the date of successful transmission (as evidenced by the automatically generated transmission confirmation).

15.2	Any Party may change its address, fax and/or email address at any time by giving notice to the other Parties in accordance with this Article.

16.	Severability

If one or more provisions hereof are held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired in any way. The Parties shall replace an invalid, illegal or unenforceable agreement with a valid one through the sincerity consultations and to the fullest extent permitted by law. The economic effect of such valid agreement shall be as similar as possible to that of the invalid, illegal or unenforceable agreement.

17.	Appendix

The appendix hereto shall constitute an integral part of this Agreement.

18.	Effectiveness, Amendment, Modification, Supplement and Counterpart

18.1

This Agreement shall enter into force from the date of signature by the Parties, and the Equity pledge hereunder shall enter into force from the date of completion of the relevant registration procedures with the Registration Authority.

18.2

Any amendment, modification and supplement hereto shall be made in writing and shall enter into force upon signature or seal by the Parties and the completion of the government registration procedure, if applicable.

18.3

If relevant stock exchange or other regulatory authority with jurisdiction proposes any amendment hereto, or relevant stock exchange listing rules or other relevant provisions require the amendment hereto, the Parties shall amend this Agreement accordingly.

18.4

This Agreement is made in six (6) copies, with Party A and Party C each holding two (2) of them, Party B holding one (1) of them and one (1) for Registration Authority, which shall have the same legal effect

19.	Miscellaneous

19.1

This Agreement (except for any of its amendment, supplement or modification made in writing after the date hereof) shall constitute an entire agreement between the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written negotiations, representations and contracts with respect to the subject matter hereof.

19.2	This Agreement shall be binding upon the respective successors and permitted transferees of the Parties.

19.3

Either Party may waive its rights hereunder, but such waiver must be made in writing and signed by the Parties. A waiver by either Party in respect of a breach by another Party in one case shall not be deemed to be a waiver by such party in respect of a similar breach in any other case.

19.4	The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meaning of any provision of this Agreement.

19.5

The Parties agree to sign all necessary documents and take further actions reasonably needed for the performance of the provisions, or the realization of the purposes, of this Agreement or in their favor in a timely manner.

19.6

Without conflicting with the Transaction Agreements and other provisions of this Agreement, if at any time after the date hereof, any laws, regulations and rules of China is enacted or changed, or any of their interpretation or application is changed, or relevant registration procedure is changed, the Pledgee deems it illegal to maintain the effectiveness of this Agreement, the validity of the Pledge hereunder and/or to dispose of the Equity in the manner agreed upon herein is contrary to such laws, regulations or rules, the Pledgor and Party C shall immediately take any action and/or execute any agreement or other documents in accordance with the written instructions and the reasonable requirements of the Pledgee, in order to: (1) maintain the effectiveness of this Agreement and the validity of the Pledge hereunder; (2) facilitate the disposal of the Equity in the manner agreed upon herein; and/or (3) maintain or realize the guarantees created or intended to be created hereunder.

19.7

This Agreement is a legal document independent of the Transaction Agreements and other guarantee documents. The invalidity of the Transaction Agreements or other guarantee documents shall not affect the rights and obligations of the Parties hereunder. If the Transaction Agreements or other guarantee documents are declared invalid, but the Pledgor still has outstanding Contractual Obligations and/or still owes Secured Debt with the Pledgee, the Equity hereunder shall remain the Pledge of the Contractual Obligations and the Secured Debt until the Pledgor has paid off all the Secured Debts and fulfilled all the Contractual Obligations.

(The remainder of this page is intentionally left blank)

(This is the signature page of the Equity Interest Pledge Agreement only.)

IN WITNESS WHEREOF, this Equity Interest Pledge Agreement has been executed by the Parties on the date and at the place first written above.

Party A: Beijing Quhuo Information Technology Co., Ltd. (Seal)

Signature:	/s/ Yiyang Yu
Name: Yiyang Yu
Title: Legal Representative

(This is the signature page of the Equity Interest Pledge Agreement only.)

IN WITNESS WHEREOF, this Equity Interest Pledge Agreement has been executed by the Parties on the date and at the place first written above.

Party B: Lili Sun

Signature:	/s/ Lili Sun

(This is the signature page of the Equity Interest Pledge Agreement only.)

IN WITNESS WHEREOF, this Equity Interest Pledge Agreement has been executed by the Parties on the date and at the place first written above.

Party C: Beijing Quhuo Technology Co., Ltd. (Seal)

Signature:	/s/ Leslie Yu
Name: Leslie Yu
Title: Legal Representative

Appendix I

For the purpose of notification, the contact information of the Parties are as follows:

Party A: Beijing Quhuo Information Technology Co., Ltd.

Address: [REDACTED]

Phone: [REDACTED]

Party B: Lili Sun

Address: [REDACTED]

Phone: [REDACTED]

Party C: Beijing Quhuo Technology Co., Ltd.

Address: [REDACTED]

Phone: [REDACTED]